UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2013

BRE SELECT HOTELS CORP

(Exact name of registrant as specified in its charter)

Delaware	333-186090	35-2464254
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Blackstone Real Estate Partners VII L.P.

345 Park Avenue

New York, New York 10154

(Address of principal executive offices) (Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 14, 2013, BRE Select Hotels Corp (the “Company”) completed its previously announced acquisition of Apple REIT Six, Inc. (“Apple Six”) pursuant to the Agreement and Plan of Merger, dated as of November 29, 2012 (the “Merger Agreement”), by and between the Company, BRE Select Hotels Holdings LP (“Buyer”) and Apple Six, pursuant to which Apple Six merged with and into the Company (the “Merger”). As a result of the Merger, each issued and outstanding common share and related Series A preferred share of Apple Six were exchanged for (i) $9.20 in cash and (ii) one share of 7% Series A Cumulative Redeemable Preferred Stock of the Company with an initial liquidation preference of $1.90 per share (the “New Preferred Shares”). As a result of the Merger, the Company acquired the business of Apple Six, a real estate investment trust. As of March 31, 2013, Apple Six owned 66 hotels located in 18 states with an aggregate of 7,658 rooms.

The initial liquidation preference of $1.90 per share will be subject to downward adjustment should net costs and payments relating to certain legacy litigation and regulatory matters exceed $3.5 million. The New Preferred Shares will include an option for the holder of any New Preferred Shares to redeem all or a portion of such holder’s New Preferred Shares at the liquidation preference, plus any accumulated and unpaid dividends, after 7-1/2 years following the issuance of the New Preferred Shares in connection with the Merger and an initial dividend rate of 7% per share. The New Preferred Shares will also be redeemable by the Company at any time at the liquidation preference, plus any accumulated and unpaid dividends. The dividend rate on the New Preferred Shares will increase to 11% per share if the New Preferred Shares are not redeemed within five years following the issuance of the New Preferred Shares in connection with the Merger. The New Preferred Shares issued in connection with the Merger will not be listed on any securities exchange.

On May 14, 2013, in connection with the acquisition of Apple Six pursuant to the Merger Agreement certain indirect wholly owned subsidiaries of the Company (the “Mortgage Borrowers”) obtained a $600,000,000 mortgage loan (the “Mortgage Loan”) from Citigroup Global Markets Realty Corp. and Bank of America, N.A. (collectively, the “Lenders”). The Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on sixty-five of the sixty-six properties owned or ground-leased by certain subsidiaries of the Company, all related personal property, reserves, a pledge of all income received by the Mortgage Borrowers with respect to the properties and a security interest in a cash management account.

Certain indirect wholly-owned subsidiaries of the Company that own direct ownership interests in the Mortgage Borrowers (the “Mezzanine A Borrowers”) obtained a $100,000,000 loan (the “Mezzanine A Loan”) from the Lenders. Certain other indirect wholly-owned subsidiaries of the Company that own direct or indirect ownership interests in the Mortgage Borrowers (the “Mezzanine B Borrowers” and, together with the Mezzanine A Borrowers, the “Mezzanine Borrowers” and, together with the Mortgage Borrowers, the “Borrowers”) obtained a $75,000,000 loan (the “Mezzanine B Loan” and, together with the Mezzanine A Loan, the “Mezzanine Loans” and, together with the Mortgage Loan, the “Loans”) from the Lenders. Each of the Mezzanine Loans is secured by first-priority, cross-collateralized pledges of the direct or indirect ownership interests of each of the Mezzanine Borrowers in the Mortgage Borrowers, all related personal property, reserves, a pledge of all income received by each of the Mezzanine Borrowers with respect to its direct or indirect ownership interests in the Mortgage Borrowers and a security interest in a cash management account.

Each portion of the collateral security of the Mezzanine Loans is cross-defaulted with the Mortgage Loan and each portion of the collateral security of the Mezzanine B Loan is cross-defaulted with the Mezzanine A Loan.

In addition to the payment of the cash consideration in the Merger, the proceeds from the Loans were used to repay Apple Six’s credit facility with Wells Fargo Bank, N.A., to repay or redeem certain of Apple Six’s mortgage debt, for other costs and expenses relating to the transactions in connection with the Merger Agreement and to establish reserves, including certain reserves required to be established under the terms of the Loans.

The initial interest rate of the Mortgage Loan is equal to the one-month London interbank offered rate for deposits, or LIBOR, plus a margin rate of approximately 3.34%. The initial interest rate of the Mezzanine A Loan is equal to the one-month LIBOR plus a margin rate of 5.75%. The initial interest rate of the Mezzanine B Loan is equal to the one-month LIBOR plus a margin rate of 6.95%. In connection with the Loans, the Borrowers entered into interest rate cap agreements, which cap the base interest rate before applying the applicable margins on the Loans, for an aggregate notional amount of $775 million, a termination date of May 15, 2016 and a strike rate of 4.00%. The Loans are scheduled to mature on May 14, 2016, with an option for the Borrowers to extend the initial term for two one-year extension terms, subject to certain conditions. In the event the Borrowers exercise the second one-year extension option, there will be a one-time increase in the applicable interest rate by 25 basis points for the last one-year extension period. The Loans are not subject to any mandatory amortization.

The Loans contain various representations and warranties, as well as certain financial, operating and other covenants that will among other things, limit the Company’s ability to:

•	incur additional secured or unsecured indebtedness;

•

make cash distributions at any time that the debt yield, representing the quotient (expressed as a percentage) calculated by dividing the annualized net operating income of the properties subject to the Loans by the outstanding principal amount of the indebtedness under the Loans, is less than 8.75% or if there is a default continuing under any Mezzanine Loan (including the failure to make regularly scheduled debt service payments thereunder) until such time as the debt yield is equal to or greater than 9.00% or the Mezzanine Loan default has been cured;

•	make investments or acquisitions;

•	use assets as security in other transactions;

•

sell assets (except that the Borrowers are permitted to sell assets so long as the debt yield is not reduced, subject to payment of applicable prepayment premiums and other property release requirements);

•	guarantee other indebtedness; and

•	consolidate, merge or transfer all or substantially all of the Company’s assets.

Defaults under the Loans include, among other things, the failure to pay interest or principal when due, material misrepresentations, transfers of the underlying security for the Loans without any required consent from the applicable Lender, defaults under material agreements relating to the properties, including franchise and management agreements, bankruptcy of a Borrower or the Company, failure to maintain required insurance and a failure to observe other covenants under the Loans, in each case subject to any applicable cure rights.

The Loans are not prepayable during the first twelve months of the initial term of the Loans, except that each Borrower may prepay up to 15% of the Loan to which it is a party during such twelve month period and at any time thereafter without prepayment penalty or fee. The Borrowers may prepay the Loans, in whole or in part, at any time after the twelfth month of the initial term of the Loans, except that, if a prepayment is made at any time during the period from the thirteenth month through the eighteenth month of the initial term of the Loans and such prepayment, when aggregated with all other prepayments made by a Borrower of the applicable Loan, exceeds 15% of the amount of the Loans funded to such Borrower, then such Borrower will pay to the Lenders an amount equal to the present value of the interest payable on the principal being prepaid for the period from the date of the prepayment through the eighteenth month of the initial term of the Loans. Any prepayment made after the eighteenth month of the initial term of the Loans may be made without any prepayment penalty or fee. Notwithstanding the foregoing, any prepayment of the Loans with casualty or condemnation proceeds or any prepayment to enable the Borrowers to remove a ground leased property as collateral security due to a default by a Borrower under the applicable ground lease will not be subject to any limitation on prepayment or any prepayment fee or penalty.

In addition, the applicable Borrowers for each Loan and the Company will have recourse liability under the Loans for certain matters typical of a transaction of this type, including, without limitation, relating to losses arising out of actions by the Borrowers, the Company, Blackstone Real Estate Partners VII or their respective affiliates which constitute fraud, intentional misrepresentation, misappropriation of funds (including insurance proceeds), removal or disposal of any property after an event of default under the Loans, a material violation of the due on sale/encumbrance covenants set forth in the loan agreements, willful misconduct that results in waste to any property and any material modification or voluntary termination of a ground lease without the Lenders’ prior written consent if required under the loan agreements. The applicable Borrowers for each Loan and the Company will also have recourse liability for the Loans in the event any security instrument or loan agreement is deemed a fraudulent conveyance or a preference, in the event of a voluntary or collusive involuntary bankruptcy of any Borrower or any operating lessee of the properties, in the event Borrower, the Company, Blackstone Real Estate Partners VII or their respective affiliates consent to or join in the application for the appointment of a custodian, receiver, trustee or examiner of any Borrower, or the operating lessee of any of the properties or any property or any Borrower or any operating lessee of the properties making an assignment for the benefit of creditors.

Concurrently with the Merger Agreement, Apple Six entered into an assignment and transfer agreement with Apple Nine Advisors, Inc. and Apple Fund Management, LLC, which was a wholly owned subsidiary of Apple Six. Pursuant to this agreement, effective immediately following the effective time of the Merger, Apple Six assigned all of its interests in Apple Fund Management, LLC to Apple Nine Advisors, Inc. Apple Fund Management, LLC previously provided support services to Apple Six and its affiliates. Following completion of the Merger, WHM LLC will provide support services to the Company and its subsidiaries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 17, 2013, the Company appointed Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Prior to the appointment, the Company did not consult with Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Ernst & Young that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2013, A.J. Agarwal and Tyler Henritze were appointed to fill newly created directorships on the Company’s board of directors. As a result, the board of directors of the Company is comprised of the following individuals: A.J. Agarwal, Tyler Henritze, William Stein and Brian Kim.

On May 17, 2013, the Company appointed A.J. Agarwal as President and Senior Managing Director. Concurrent with the effectiveness of Mr. Agarwal’s appointment, William Stein ceased serving as the Company’s President. Mr. Stein will continue in his role as Chief Executive Officer and Senior Managing Director of the Company. In addition, on May 17, 2013, the Company appointed Brian Kim as Chief Financial Officer in addition to his current roles as Vice President and Managing Director of the Company. Concurrent with Mr. Kim’s new appointment, Mr. Kim ceased serving as the Company’s Secretary, and the Company appointed Tyler Henritze as Secretary, Vice President and Senior Managing Director.

A.J. Agarwal A.J. Agarwal, 46, is a Senior Managing Director in Blackstone’s Real Estate Group. Mr. Agarwal oversees North American acquisitions for the Real Estate Group. Prior to joining the Real Estate Group in 2010, Mr. Agarwal was a member of Blackstone’s Financial Advisory Group, leading the firm’s advisory practice in a number of areas, including real estate and leisure/lodging. Mr. Agarwal graduated from Princeton University and received an MBA from Stanford University Graduate School of Business.

Tyler Henritze Tyler Henritze, 32, is a Senior Managing Director in Blackstone’s Real Estate Group and is based in New York. Since joining Blackstone in 2004, Mr. Henritze has been involved in analyzing real estate investments in all property types. Before joining Blackstone in 2004, Mr. Henritze worked at Merrill Lynch, where he was an analyst in the Real Estate Investment Banking group. Mr. Henritze received a B.S. in Commerce from The McIntire School at the University of Virginia.

William Stein William Stein, 51, is a Senior Managing Director and Global Head of Asset Management in Blackstone’s Real Estate Group. Since joining Blackstone in 1997, Mr. Stein has been involved in the direct asset management and asset management oversight of Blackstone’s global real estate assets. Before joining Blackstone,

Mr. Stein was a Vice President at Heitman Real Estate Advisors and JMB Realty Corp. Mr. Stein received a BBA from the University of Michigan and an MBA from the University of Chicago. Mr. Stein has served as Chief Executive Officer and Senior Managing Director and as a member of the board of the directors of the Company since November 29, 2012. Mr. Stein served as President of the Company from November 29, 2012 until May 17, 2013.

Brian Kim Brian Kim, 34, is a Managing Director in Blackstone’s Real Estate Group. Before joining Blackstone in GSO Capital Partners in 2006, Mr. Kim was an associate at Apollo Real Estate Advisors. Prior to that, Mr. Kim worked for Max Capital Management Corp., a New York City-based real estate investment and management firm, and before Max Capital, he was an analyst in the Investment Banking Group of Credit Suisse First Boston. Mr. Kim graduated from Harvard College. Mr. Kim has served as Vice President and Managing Director and as a member of the board of the directors of the Company since November 29, 2012. Mr. Kim served as Secretary of the Company from November 29, 2012 until May 17, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to completion of the Merger, the Company amended and restated its certificate of incorporation and bylaws. Following the effectiveness of the amendment and restatement of its certificate of incorporation, the Company filed the Certificate of Designations of 7% Series A Cumulative Redeemable Preferred Stock (the “Certificate of Designations”) with the office of the Secretary of State of the State of Delaware for the purpose of amending its amended and restated certificate of incorporation to establish the preferences and relative, participating, optional or other special rights of, and any qualifications, limitations or restrictions of, the New Preferred Shares. The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware.

For further information regarding the foregoing and other provisions of the amended and restated certificate of incorporation, amended and restated bylaws and the Certificate of Designations, see the sections entitled “Description of New Preferred Shares” and “Comparison of Shareholders’ Rights” in the Company’s prospectus relating to the issuance of the New Preferred Shares, dated April 2, 2013, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the full text of the amended and restated certificate of incorporation, the amended and restated bylaws and the Certificate of Designations, copies of which are attached hereto as Exhibits 3.1, 3.2 and 4.1, respectively, and incorporated herein by reference.

Item 5.06. Change in Shell Company Status

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 8.01. Other Events.

Regulation S-X requires that interim financial statements contained in a Quarterly Report on Form 10-Q be reviewed by an independent registered public accountant using professional standards and procedures for conducting such reviews. A review of the Company’s financial statements for the period ended March 31, 2013 by an independent registered public accountant was not completed prior to filing the Quarterly Report on Form 10-Q for such period. However, this deficiency was remediated prior to the filing of this Current Report on Form 8-K. The Company did not file an amended Quarterly Report on Form 10-Q/A as no revisions were required.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of BRE Select Hotels Corp

3.2	Amended and Restated Bylaws of BRE Select Hotels Corp

4.1	Certificate of Designations of 7% Series A Cumulative Redeemable Preferred Stock of BRE Select Hotels Corp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2013

BRE SELECT HOTELS CORP

By:	/s/ Brian Kim
Name:	Brian Kim
Title:	Chief Financial Officer, Vice
President and Managing Director

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of BRE Select Hotels Corp

3.2	Amended and Restated Bylaws of BRE Select Hotels Corp

4.1	Certificate of Designations of 7% Series A Cumulative Redeemable Preferred Stock of BRE Select Hotels Corp